Law Offices of Mark T. Thatcher
                               P.O. Box 60894
                       Colorado Springs, Colorado 80960
                (719) 650-0934 voice (719) 635-3984 telecopier
                             gothatcher@aol.com

                               April 1, 2003

Office of Small Business Policy
Division of Corporation Finance
United States Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549

RE:  HispanAmerica Corp.-
     OPINION RE LEGALITY OF SECURITIES TO BE ISSUED

Ladies and Gentlemen:

We have acted as special counsel for HispanAmerica Corp., a Delaware corporation (the "Registrant"), in connection with the execution and delivery of a registration statement on Form SB-2 (the "Registration Statement"), filed pursuant to the Securities Act of 1933 on behalf of the Registrant and certain Selling Shareholders.

                                Scope of Opinion

This Opinion deals only with the specific legal issues explicitly addressed herein. We have made no independent review with respect to factual matters contained in the Documents and in any ancillary applicable documents and have assumed that all factual matters are accurate and complete. Notwithstanding anything to the contrary contained in this opinion, no opinion is expressed with respect to any factual matters or any matters involving the business judgment of the parties thereto. The opinions expressed below, as to factual matters, are given in reliance upon the Documents;

                                 Governing Law

The law covered by the opinions expressed herein is limited to the Federal law of the United States of America and Delaware Law, including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

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                                Scope of Review

For the purpose of rendering the opinions contained herein, we have reviewed such documents and given consideration to such matters of law and fact as we have deemed appropriate in our professional judgment, including, but not limited to the Documents.

                            Information Relied Upon

In connection with this matter, we have examined the originals or copies certified or otherwise identified to my satisfaction of the following:

(a) Articles of Incorporation of the Registrant, as amended to date;

(b) By-laws of the Registrant, as amended to date;

(c) Certificate from the Secretary of State of the State of Delaware, dated as of a recent date, stating that the Registrant is duly incorporated and in Good standing in its state of incorporation;

(d) Certificate from the Secretary of State of the State of Delaware, dated as of a recent date, stating that the Registrant is duly qualified to do business and is in good standing in its state of incorporation and has filed all required reports and paid all taxes due;

(e) Executed copy of the Registration Statement;

In addition to the foregoing, we have also relied as to matters of fact upon the representations made by the Registrant in compliance with due diligence requirements submitted by my office and related certificates and upon representations made by the Registrant. Based upon and in reliance upon the foregoing, and after examination of such corporate and other records, certificates and other documents and such matters of law as we have deemed applicable or relevant to this opinion, it is our opinion that:


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1.  The Registrant has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full corporate power and authority to own its properties and conduct its businesses; the Registrant is duly qualified as a foreign corporation and is in good standing in North Carolina and in each other jurisdiction in which the ownership or leasing of property requires such qualification (except for those jurisdictions in which the only material consequence of a failure to be so qualified, other than potential penalties not individually or in the aggregate material to the Registrant taken as a whole, is that actions may not be brought in the courts of such jurisdictions by the Registrant until its failure to so qualify, if required, has been cured);

2. The authorized capital stock of the Registrant consists of 100,000,000 shares of Common Stock, $0.001 par value, of which there are outstanding 6,954,600 shares. Proper corporate proceedings have been taken validly to authorize such authorized capital stock; all the outstanding shares of such capital stock (including the Shares) have been duly and validly issued and are fully paid and nonassessable; the shareholders of the Registrant have no preemptive rights with respect to the Common Stock of the Registrant;

3. On the basis of information developed and made available to us, the accuracy or completeness of which has not been independently verified by us, we have no reason to believe that the Registration Statement (except as to the financial statements contained therein, as to which we express no opinion) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

4. The information required to be set forth in the Registration Statement is, to the best of our knowledge, accurately and adequately set forth therein in all material respects or no response is required with respect to such items, and, to the best of my knowledge, the description of the Registrant's plans and agreements granted thereunder accurately and fairly represents the information required to be shown with respect to said plans, agreements, and the rules and regulations of the Securities and Exchange Commission thereunder;

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5.  The terms and provisions of the capital stock of the Registrant conform to the description thereof contained in all filed reports under the caption "Description of Common Stock" and have been reviewed by me and insofar as such statements constitute a summary of the law or documents referred to therein, are correct in all material respects, and the forms of certificates evidencing the Common Stock comply with the Delaware law;

6. The descriptions in the Registration Statement of material contracts and other material documents are fair and accurate in all material respects; and we do not know of any franchises, contracts, leases, licenses, documents, statutes or legal proceedings, pending or threatened, which in our opinion is of a character required to be described in the filed Registration Statement or to be filed as exhibits to the Registration Statement, which are not described and filed as required;

7. The 4,936,000 Shares registered to be issued in connection with a business combination transaction have been duly legally issued, fully paid and non-assessable, and delivered by the Registrant and constitute the valid and legally binding obligation of the Registrant except as the indemnity provisions thereof may be limited by the principles of public policy;

8. To the best of our knowledge and belief after due inquiry, there are no holders of Common Stock or other securities of the Registrant having registration rights with respect to such securities on account of the filing of a registration statement who have not effectively waived such rights; and

9. No consent, approval, authorization, or order of any court or governmental agency or body is required for the consummation by the Registrant of the transactions on its part contemplated by the Registration Statement, except such as have been obtained under the Exchange Act and such as may be required under state or other securities or blue sky laws in connection with the distribution of the Shares to the Selling Shareholders.

In addition, we have participated in conferences with representatives and accountants of the Registrant at which the contents of the Registration Statement were discussed. Although we have not verified the accuracy or

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completeness of the statements contained in the Registration Statement (other than the caption "Description of Common Stock"), we advise you that on the basis of foregoing, we have no reason to believe that the Registration Statement, as of the effective date, contained any untrue statements of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except in each such case for the financial statements or other financial data contained in the Registration Statement as to which we are not called upon to and do not express any opinion).

                                 Assumptions

For the purposes of this Opinion, we have assumed, without investigation, that:

(a) Seller holds the requisite title and rights to the Shares.

(b) Each document submitted to us for review is accurate and complete; each such document that is an original is authentic; each such document that is a copy conforms to an authentic original; and all signatures on each such document are authentic.

(c) There has not been any mistake of fact or misunderstanding, fraud, duress or undue influence.

(d) The conduct of the parties to the transaction has complied with any requirement of good faith, fair dealing and conscionability.

(e) The parties to the transaction have acted in good faith and without notice of any defense against the enforcement of any rights created by, or adverse claim to any property or interest transferred or created as part of, the transaction.

(f) Seller is not a party to any agreements or understandings, written or oral, and there is no usage of trade or course of prior dealing that would, in any case, define, supplement or qualify the terms of the Documents or affect Seller's ability or right to sell the Shares.

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(g) All statutes, judicial and administrative decisions, and rules and regulations of governmental agencies, constituting the law of the State of Delaware, are generally available (i.e., in terms of access and distribution following publication or other release) to lawyers practicing in Delaware, and are in a format that makes legal research reasonable feasible.

(h) The constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision in Delaware has specifically addressed but not resolved, or has established its' unconstitutionality or invalidity.

(i) The parties to the transaction will not in the future take any discretionary action (including a decision not to act) permitted under the Documents that would result in a violation of law or constitute a breach or default under the Documents.

                  No Actual Knowledge Inconsistent with Assumptions

We have no actual knowledge that the assumptions set forth above and which we have relied upon in rendering the opinions herein are false nor do we have actual knowledge of facts that, under the circumstances, would make our reliance on the information and assumptions unreasonable.

                        Bankruptcy and Insolvency Exception

The opinions expressed above are subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights and remedies of creditors generally. This exception includes without limitation the Federal Bankruptcy Code; all other Federal and Delaware bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement and assignment for the benefit of creditors laws that affect the rights and remedies of creditors generally (and not just creditors of specific types of debtors); Delaware and Federal fraudulent transfer and conveyance laws; and judicially developed doctrines relevant to any of the foregoing laws, such as substantive consolidation of entities.

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                          Equitable Principles Limitation

The opinions expressed above are subject to the effect of general principles of equity, whether applied by a court of law or equity. This limitation includes principles:

(a) governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines' in the discretion of the court to which application for such relief is made;

(b) affording equitable defenses (for example, waiver, laches and estoppel) against a party seeking enforcement;

(c) requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

(d) requiring reasonableness in the performance and enforcement of a contract by the party seeking its enforcement;

(e) requiring consideration of the materiality of (i) the breach and
(ii) the consequences of the breach to you;

(f) requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement; and

(g) affording defenses based upon the unconscionability of the enforcing party's conduct after the parties have entered into the contract.

                             Other Qualifications

The opinions expressed above are subject to the effect of the application of generally applicable rules of law that:

(a) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence

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and reasonableness;

(b) provide that forum selection clauses in contracts are not necessarily binding on the courts;

(c) limit the availability of a remedy under certain circumstances where another remedy has been elected;

(d) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct;

(e) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

(f) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs;

(g) may permit a party who has materially failed to render or offer performance required by the contract to cure that failure, unless

(i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract;

(h) limit the enforceability of any provisions of any Document that waives procedural, judicial or substantive rights, such as rights to notice, right to a jury trial, statutes of limitations and marshaling of assets; or

                          Legal Issues Not Addressed

This Opinion does not address legal issues, if any, arising under any of the following:

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(a) pension and employee benefit laws and regulations;

(b) antitrust and unfair competition laws and regulations;

(c) laws and regulations concerning filing and notice requirements other than requirements applicable to charter-related documents such as articles of merger;

(d)  compliance with fiduciary duty requirements;

(e)  environmental laws and regulations;

(f) land use and subdivision laws and regulations;

(g)  tax laws and regulations;

(h) Federal patent and copyright laws and regulations and Federal and state trademark and other intellectual property laws and regulations;

(i) racketeering laws and regulations;

(j) health and safety laws and regulations;

(k) labor laws and regulations;

(l) laws, regulations and policies concerning (i) national and local emergency, (ii) possible judicial deference to acts of sovereign states, and (iii) criminal and civil forfeiture laws; or

(m) other statutes of general application to the extent they provide for criminal prosecution.

                          "Actual Knowledge" Defined

For the purposes of this Opinion, the phrases "our actual knowledge" or "actually known to us" mean the conscious awareness of facts or other information (i) by the lawyers in this firm who have given substantive legal

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attention to the transaction, and (ii) solely as to information relevant to a particular opinion, issue or confirmation regarding a particular factual matter, by any lawyer in our firm who is primarily responsible for providing the response concerning that particular opinion, issue or confirmation.

                        Distribution of This Opinion

We hereby consent to the filing of this Opinion as an exhibit to the registration statement filed on Form SB-2 by the Registrant and also consent to the reference of our firm in the same.



                                              Respectfully,

                                              /s/ Mark T. Thatcher, Esq.

                                              LAW OFFICES OF MARK T. THATCHER